    As filed with the Securities and Exchange Commission on November 13, 1996
                                                REGISTRATION NO. 333-_________

-------------------------------------------------------------------------------
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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ___________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ___________
                            UNITED RESTAURANTS, INC.
                 (Name of Small Business Issuer in its Charter)

                                  ___________

                  DELAWARE                              95-4428370
         (State or Other Jurisdiction               (I.R.S. Employer
      of Incorporation or Organization)           Identification Number)

                                  ___________

                            1990 WESTWOOD BOULEVARD
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 475-5600
              (Address, Including Zip Code and Telephone Number of
                          Principal Executive Offices)


                                 HARRY SHUSTER
                        CHAIRMAN OF THE BOARD, PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER
                            1990 WESTWOOD BOULEVARD
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 475-5600
                      (Name, Address and Telephone Number
                             of Agent for Service)

                                   COPIES TO:

                            GERALD M. CHIZEVER, ESQ.
                            MADGE S. BELETSKY, ESQ.
                   RICHMAN, LAWRENCE, MANN, GREENE, CHIZEVER
                              FRIEDMAN & PHILLIPS
                            9601 WILSHIRE BOULEVARD
                                   PENTHOUSE
                        BEVERLY HILLS, CALIFORNIA  90210
                                 (310) 274-8300
                              (310) 274-2831(FAX)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box.

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                                                         CALCULATION OF REGISTRATION FEE

                                                        Proposed              Proposed
                                                        Maximum               Maximum
Title of Each Class                  Amount             Offering              Aggregate          Amount of
of Securities                        to be              Price                 Offering           Registration
to be Registered                     Registered         Per Share(1)          Price(1)           Fee
Common Stock, par value              1,066,000          $1.3125               $ 1,399,125        $482.46
$.01 per share
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee and based on the last sale price as reported by the National Association of Securities Dealers Inc. on November 7, 1996.

                                ---------------

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 Subject to Completion, dated November 13, 1996

                                1,066,000 SHARES

                            UNITED RESTAURANTS, INC.

                                  COMMON STOCK

         This Prospectus has been prepared for use in connection with the proposed sale by H&H Restaurant Holding Corporation, a Delaware corporation (the "Selling Stockholder"), of an aggregate of up to 1,066,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"). The Selling Stockholder is owned and controlled by Clarinda Investments, Inc., a corporation owned and controlled by Harvey Bibicoff, a director of the Company. The Shares may be offered and sold by the Selling Stockholder from time to time directly or through agents or to or through broker-dealers. The Shares may be sold in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares may be sold through a broker-dealer acting as agent or broker for the Selling Stockholder, or to a broker-dealer acting as principal. See "Plan of Distribution." Unless the context indicates or otherwise requires, references in this Prospectus to the "Company" are to United Restaurants, Inc., a Delaware corporation, and its subsidiaries.

         The Common Stock is traded on the Nasdaq SmallCap Market under the trading symbol UNIR. On November 7, 1996, the closing price for the Common Stock as reported by Nasdaq was $1.3125.

         The Company will receive no portion of the proceeds of the sale of the Shares offered hereby and will bear certain of the expenses incident to their registration. See "Plan of Distribution" and "Selling Stockholder."

SEE "RISK FACTORS," COMMENCING ON PAGE 6 OF THIS PROSPECTUS, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

         THE SHARES HAVE NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AS OF THE DATE OF THIS PROSPECTUS. BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THE EXISTENCE OF AN EXEMPTION FROM REGISTRATION OR THE REGISTRATION THEREOF UNDER THE SECURITIES LAWS OF THE STATES IN WHICH SUCH TRANSACTIONS OCCUR.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                The date of this Prospectus is __________, 1996.

                             AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, as well as such reports, proxy statements and other information, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. and should be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on the Nasdaq SmallCap Market, and the reports, proxy statements and certain other information filed by the Company may be obtained by calling the Nasdaq Public Reference Room Disclosure Information Group at (800) 638-8241 or (202) 728-8298.

         This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "1933 Act"). As permitted by the rules and regulations of the Commission, this Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any agreement or other document referred to are not necessarily complete. The material terms of such documents are described herein. With respect to each such agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in all respects by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents have been filed with the Commission and are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995 containing audited financial statements for the fiscal year ended September 30, 1995.

         (b) The Company's quarterly reports on Form 10-QSB for the fiscal quarters ended December 31, 1995, March 31, 1996 and June 30, 1996, and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 1995.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the SEC on September 25, 1995, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a report or document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to United Restaurants, Inc., 1990 Westwood Boulevard, Los Angeles, CA 92025, Attn:
Corporate Secretary (telephone (310) 475-5600).

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT.

                                  THE COMPANY

         The Company is engaged in the business of the ownership, operation and development of restaurants, and, more recently, private cigar clubs. On May 27, 1993, soon after its incorporation, the Company acquired all of the issued and outstanding shares of the capital stock of Love's Enterprises, Inc. ("Love's"). Love's, which has been in business since the 1950's, currently operates three Company-owned Love's restaurants and is the franchisor of an additional 11 Love's restaurants. Love's restaurants are mid-priced, family style restaurants located in Southern California which specialize in barbecued beef, pork and chicken entrees and similar fare. The Company intends to continue to operate the Company-owned Love's restaurants and to act as the franchisor with respect to the existing franchised Love's restaurants. In addition, the Company may seek to open additional Company-owned Love's restaurants in the future as opportunities may arise, but has no current plans to do so. Further, although the Company has no current plans to franchise additional Love's restaurants, it may in the future offer to existing franchisees of Love's restaurants the opportunity to open additional Love's restaurants.

         In June 1994, the Company acquired 85% of the stock of Il Forno, Inc., a California corporation, which corporation owns and operates an Italian-style restaurant, Il Forno, located in Santa Monica, California. Because Il Forno did not achieve the operating results anticipated by the Company, on September 20, 1996 the Company sold the 85% of the stock it owned in Il Forno, Inc. back to the persons from whom the Company had originally purchased such stock. The purchase price for the stock was $1,000 and, in addition, the original Stock Purchase Agreement dated June 20, 1994, pursuant to which the Company had acquired the stock of Il Forno, Inc., was terminated, including all continuing obligations of the Company to make additional installment payments of the original purchase price for the stock of Il Forno, Inc.

         In August 1994, the Company entered into a Territory Rights Agreement with PT Transpacific Ekagraha, an Asian holding company, which engages in a number of businesses, including banking and the restaurant development business. Under the Territory Rights Agreement, the territory rights holder has committed to construct at least eight Love's Restaurants in portions of Asia, including Mainland China, Hong Kong, Indonesia, Singapore, Malaysia and Republic of China-Taiwan. The Territory Rights Agreement provides for additional payments to Love's upon the opening of each restaurant and for continuing royalties ranging from 5%-8.75% of gross sales. Love's is to provide certain training, management and other services during the term of the Territory Rights Agreement. It is expected that the initial restaurant to be opened under the Territory Rights Agreement will open in late 1996 or early 1997.

         In April 1995, the Company opened "On Canon," an upscale Italian restaurant and bar in Beverly Hills, California, which it continues to operate.

         In June 1995, the Company opened its first "Grand Havana Room," a cigar smoking establishment. The first Grand Havana Room is located on the second story above the Company's On Canon restaurant in Beverly Hills, California. The Grand Havana Room is a private club where members can keep their cigars and smoking paraphernalia for use when they are at the Grand Havana Room. The Grand Havana Room offers the ancillary sale of cigars, tobacco products and cigar accessories and includes the operation of a restaurant serving food and alcoholic beverages. The Company intends to open additional Grand Havana Room locations in certain large cities, including New York and Washington, D.C., and in this regard has recently entered into a lease for space in New York City as well as a lease for space in Washington, D.C. in which to operate its Grand Havana Rooms. The Company intends to continue to develop and operate additional Grand Havana Rooms in other major cities.

         The Company's lease for its Grand Havana Room in New York is for a term of fifteen years expiring September 30, 2011 (the "New York Lease"). Annual rental under the New York Lease in its initial five years is $658,880 per annum, payable in equal monthly installments, provided that this rental shall not commence until March 1997. In addition to this rental, the Company will pay as additional rental under the New York Lease an amount equal to 6.5% of the gross sales from its New York Grand Havana Room in excess of $10,136,600 in any lease year.

         In connection with the New York Lease, the Company was required to provide a letter of credit. In order to establish this letter of credit the Company entered into an agreement dated September 10, 1996, with its affiliate, United Leisure Corporation ("United Leisure"), pursuant to which United Leisure agreed to pledge the sum of $850,000 in order for the Company to obtain the required letter of credit. The Company has agreed to apply one-half of all initial membership fees received from members of its New York, New York and Washington D.C. Grand Havana Rooms to replace the cash collateral pledged by United Leisure, and, in any event, the Company has agreed to replace all of the cash collateral within 18 months after United Leisure's pledge of the cash collateral. In consideration for United Leisure pledging the collateral for the letter of credit, the Company has agreed to pay an amount to United Leisure equal to 10% per annum on the amount of the pledged cash collateral, as it exists from time to time. As additional consideration, the Company agreed to issue 100,000 shares of its common stock to United Leisure, and has agreed to grant to United Leisure a warrant to purchase an additional 100,000 shares of common stock of the Company, which warrant is exercisable for a period of five years at an exercise price of $.75 per share. Harry Shuster, the Chairman of the Board, President and Chief Executive Officer of the Company is an officer and director of United Leisure.

         The lease for the Company's Grand Havana Room in Washington D.C., is for a term of fifteen and one-half years expiring in February, 2012 (the "Washington Lease"). Annual rental under the Washington Lease is $170,000 per annum, payable in equal monthly installments, provided that rental under this lease shall not commence until March 1997.

         In October 1996 the Company conducted a private placement of an aggregate of 839,999 shares of its common stock and five year warrants to purchase an additional 839,999 shares of common stock at an exercise price of $1.50 per share. Aggregate proceeds to the Company from the private placement were $630,000. An aggregate of 5 investors purchased securities in the private placement, including Harry Shuster, the Chairman of the Board, President and Chief Executive Officer of the Company who purchased 333,333 shares of common stock and warrants to purchase an additional 333,333 shares of common stock, and United Leisure Corporation, an affiliate of the Company, which purchased 333,333 shares of common stock and warrants to purchase an additional 333,333 shares of common stock. This private placement was made pursuant to the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended, for issuance of securities not involving any public offering.

         The Company intends to focus primarily in the future on the development and operation of new cigar clubs, including the two new proposed cigar clubs in New York, New York and

Washington, D.C. The Company also intends to continue to develop new concepts for restaurants and/or pursue acquisitions of additional restaurants or restaurant groups as opportunities may arise, but currently has no plans with respect to the development of any particular restaurants, and has identified no additional restaurants for future acquisition.

         The Company was incorporated under the laws of the State of Delaware on April 13, 1993. The Company's executive offices are located at, and its mailing address is, 1990 Westwood Boulevard, 3rd Floor, Los Angeles, California 90025, and its telephone number is (310) 475-5600.

                                  RISK FACTORS


         An investment in the securities offered hereby is highly speculative and involves a high degree of risk. Prospective investors should carefully consider all of the information contained in this Prospectus and, in particular, the following factors which could materially and adversely affect the operations and prospects of the Company or an investment therein, before making a decision to purchase any securities offered hereby:

         Operating Losses. The Company has experienced operating losses since its inception. For its fiscal years ended September 30, 1994 and September 30, 1995, the Company experienced net losses of $998,226 and $1,771,725, respectively. In addition, for the nine-month period ended June 30, 1996, the Company had a net loss of $563,874 and anticipates that it will experience a net loss for its fiscal year ended September 30, 1996. Although the Company believes a significant portion of its negative operating results since inception is due to the high corporate overhead and development costs incurred in connection with the Company's expansion, there can be no assurance that the Company will be able to be operated profitably in the future. The Company anticipates that it will continue to experience net operating losses as it continues working on its ongoing development plans, including the establishment of two new Grand Havana Rooms. Even after the Company's development plans are completed, there can be no assurance that the restaurants and cigar clubs owned by the Company will be able to operated profitably. Failure by the Company to operate one or more of its restaurants or cigar clubs profitably could result in significant operating losses for the Company.

         Current Love's Franchisees; Expiration and Renewals; Lack of Acceptance of Advertising Cooperative. Four of the Love's franchise agreements are up for renewal or termination on or prior to December 31, 1998, and an additional four of the Love's franchise agreements are up for renewal or termination on or prior to December 31, 2000. Since Love's annual revenues, which will remain a significant portion of the Company's revenues for the foreseeable future, are substantially dependent on the operation of its franchisee group, termination of these arrangements could result in substantially decreased revenues. Moreover, management believes that in order to increase the profitability of the Love's restaurants, it is necessary to develop an advertising cooperative for the Company's greater Los Angeles Love's franchises. Although the Company has made offers to the Love's franchisees for an advertising cooperative, the Company and the Love's franchisees have not yet reached agreement and there can be no assurance that an agreement will ultimately be reached between the Company and the Love's franchisees on the terms of cooperative advertising. Failure to reach such an agreement could materially adversely effect the business, financial condition and results of operations of the Company.

         Dependence on Management. The Company's success will depend largely upon the Company's management, in particular, Harry Shuster, the Company's Chairman of the Board, President and Chief Execute Officer. The Company has entered a consulting agreement with Mr. Shuster, which agreement is currently renewable on a year-to-year basis unless either party determines to terminate the agreement. The loss of the services of Mr. Shuster, or other key management personnel, could have a material adverse effect on the Company's business and prospects.

         Geographic Concentration; Uncertainty of Market Acceptance. There are currently 14 Love's restaurants in operation, of which 11 are franchised and three are company-owned. All are in Southern California. In addition, the other restaurant owned by the Company, On Canon, is also located in Beverly Hills, California. Further, the Company's initial Grand Havana Room is located in Beverly Hills, California. Consequently, the results achieved to date by the Company's existing restaurants and cigar club may not be indicative of the prospects of market acceptance of a larger number of Love's restaurants, a larger number of On Canon restaurants, a larger number of cigar clubs or any new restaurant concepts introduced by the Company, particularly in wider and more geographically dispersed areas with varied demographic characteristics, e.g., the cigar clubs which the Company intends to open in New York and Washington, D.C. The Company has not conducted and does not intend to conduct formal concept feasibility or market studies with respect to the operation of the restaurants and cigar clubs in other markets. Achieving customer awareness and market acceptance, particularly as the Company seeks to penetrate new markets and establish new restaurant concepts, will require extensive efforts and expenditures by the Company. There can be no assurance that the Company's restaurants or cigar clubs will achieve significant market acceptance.

         Risks of Expansion. Since its inception in 1993, the Company has rapidly expanded through a series of acquisitions and development. Although the Company intends to continue its strategy of aggressive growth, in particular with respect to the development of new cigar clubs, and will seek to increase significantly the number of cigar clubs, the Company has no experience in the growth of cigar clubs or in managing a large number of restaurants and cigar clubs which are geographically dispersed. The Company's expansion will be dependent on, among other things, market acceptance of the Company's cigar club and restaurant concepts, the availability of suitable cigar club and restaurant sites, timely development and construction of cigar clubs and restaurants, the hiring of skilled management and other personnel, the general ability to successfully manage growth (including monitoring cigar clubs and restaurants, controlling costs and maintaining effective quality controls), and the availability of adequate financing. There can be no assurance that the Company will be successful in its proposed expansion. In view of the Company's small restaurant and cigar club base, the lack of success or closing of any of its cigar clubs or restaurants, whether franchised or company-owned (and in the case of any closing of any cigar clubs or company-owned restaurants, any continuing lease obligations or the resulting loss of the Company's construction and development costs), could have a material adverse effect upon the Company.

         Possible Need for Additional Financing. The Company's capital requirements have been and will continue to be significant. To date, the Company has been using the proceeds form its initial public offering of securities completed in April 1994 for its expansion activities, but it is probable that the Company's cash flow from its operations and any remaining proceeds from its initial public offering of securities will not be sufficient for the Company's planned expansion during the next twelve months. The Company may seek to finance its expansion activities by means of bank borrowings or by private placements of securities. The Company has no current commitments or arrangements for additional financing, other than its financing arrangement with United Leisure with respect to that corporation's pledging collateral to support the Company's letter of credit required with respect to its New York Lease, and other than the Company's recent private placement conducted in October 1996, and there can be no assurance that additional financing will be available on acceptable terms, or at all.

         Restaurant Industry. The restaurant business is often affected by changes in consumer tastes, national, regional and local economic conditions, demographic trends, traffic patterns and the type, number and location of competing restaurants. In addition, factors such as inflation, increased food, labor and employee benefit costs and availability of experienced management and hourly employees may also adversely affect the restaurant industry in general and the Company's restaurants in particular.

         Competition. The restaurant industry is highly competitive with respect to price, service, food quality and location, and there are numerous well-established competitors possessing substantially greater financial, marketing, personnel and other resources than the Company. These competitors include national, regional and local chains, many of which specialize in or offer products similar to those offered by the Company. The Company can also be expected to face competition from numerous other restaurants and food service establishments. Many of the Company's competitors have achieved significant national, regional and local brand name and product recognition and engage in extensive advertising and promotional programs, both generally and in response to efforts by additional competitors to enter new markets or introduce new products. In addition, there can be no assurance that consumers will regard the Company's products as significantly distinguishable from competitive products, that substantially equivalent products will not be introduced by the Company's competitors or that the Company will be able to compete successfully.

         Trademarks and Service Marks. The Company believes that its present and proposed trademarks and service marks have significant value and are important to the marketing of its restaurants and products. There can be no assurance, however, that the Company's marks do not or will not violate the proprietary rights of others, that the Company's marks would be upheld if challenged or that the Company will not be prevented from using its marks, any of which could have an adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial resources necessary to enforce or defend its trademarks and service marks.

         Government Regulation. The restaurant business is subject to various federal, state and local government regulations, including those related to the sale of food and alcoholic beverages. While the Company to date has not experienced difficulties in obtaining necessary government approvals, the failure to obtain and retain food and liquor licenses or any other governmental approvals could have a material adverse effect on the Company's operating results. In addition, restaurant operating costs are affected by increases in the minimum hourly wage, unemployment tax rates, sales taxes and similar matters over which the Company has no control. The Company is subject in California, and also may be subject in certain other states, to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. Additionally, "tied-house" laws in certain states may limit or delay the Company in obtaining liquor licenses.
The Company is also subject to certain laws governing its relationship with its franchisees and will become subject to additional federal and state laws and regulations governing the offer and sale of franchises in connection with its plans to develop franchising capability.

         Leasehold Commitments. The Company's income from operations is currently insufficient to meet the lease payments that will commence in March 1997 with respect to its new leases for its proposed New York, New York and Washington, D.C. Grand Havana Rooms. Although the Company anticipates that it will be able to meet these leasehold obligations from the income from its New York Grand Havana Room and Washington, D.C. Grand Havana Room once these establishments are opened, there can be no assurance that the Company will be successful in opening these establishments, and if opened, that income from these establishments will be sufficient to allow the Company to meets its leasehold obligations under these two leases.

          Control by Management. Following completion of this offering, Harry Shuster, the Chairman of the Board, President and Chief Executive Officer of the Company, and Harvey Bibicoff, a director of the Company, will beneficially own, in the aggregate, approximately 30% of the outstanding shares of Common Stock of the Company (assuming the sale of all of the Selling Stockholder's Shares). Accordingly, such persons will have significant influence over the outcome of all matters submitted to the stockholders for approval, including the election of Directors of the Company.

         Tobacco Regulation. The tobacco industry is heavily regulated. There are numerous governmental regulations that, among other things, limit the use of tobacco in public places, including restaurants. Although the Company believes governmental regulations would not effect the use of tobacco in private cigar clubs, there can be no assurance that future governmental regulation would not effect the Company's proposed operations with respect to its cigar clubs. In addition, tobacco is heavily taxed. Increased taxes on tobacco could decrease sales of the Company's tobacco products at its Grand Havana Rooms as well as have the effect of decreasing cigar smoking generally. Further, the advertising of tobacco products is heavily regulated. Significant restrictions on the Company's ability to advertise its cigar clubs, as well as significant restrictions on the advertising of tobacco products generally, could have a material adverse affect on the Company.

         No Dividends on Common Stock. The Company has never paid any dividends on its Common Stock and does not anticipate payment of any cash dividends for the foreseeable future.

         Rule 144 Sales; Future Sales of Common Stock. As of October 1, 1996, the Company had outstanding 6,262,500 shares of Common Stock, of which 2,012,500 were registered in the Company's initial public offering, and 1,066,000 are being registered in this offering. Most of the remaining 3,078,500 shares of Common Stock are "restricted securities" as that term is defined under Rule 144 of the Securities Act and may be sold in compliance with Rule 144 of the Securities Act. Ordinarily, under Rule 144, a person who is an affiliate of the Company (as that term is defined in Rule 144) and has beneficially owned restricted securities for a period of two years may, every three months, sell in brokerage transactions an amount that does not exceed the greater of (i) 1% of the outstanding class of such securities or (ii) the average weekly trading volume of trading in such securities on all national exchanges and/or reported through the automated quotation system of a registered securities association during the four weeks prior to the filing of a notice of sale by a securities holder. A person who is not an affiliate of the Company who beneficially owns restricted securities is also subject to the foregoing volume limitations but may, after the expiration of three years, sell unlimited amounts of such securities under certain circumstances. Possible or actual sales of the Company's outstanding Common Stock by certain of the present stockholders under Rule 144, as well as the sale of the shares by the Selling Stockholder in this offering, may have a depressive effect on the price of the Company's Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

         Volatility of Market Price for the Common Stock. The market price for the Common Stock prior to the date hereof has been highly volatile. Factors such as the Company's operating results and announcements by the Company or its competitors may have a significant impact on the market price for the Common Stock. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

         "Penny Stock" Regulations. The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the securities offered hereby are removed from Nasdaq, the Company's securities may be considered "penny stock" and thereby become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell the Company's securities.

         Future Issuances of Stock by the Company. As of October 1, 1996 the Company had outstanding 6,262,500 shares of Common Stock out of a total of 22,000,000 shares of Common Stock authorized, without giving effect to the exercise of 2,012,500 of the Company's Class A Warrants and 2,012,500 of the Company's Class B Warrants currently outstanding and excluding the Underwriters' 175,000 Unit Purchase Option issued to the underwriters in the Company's initial public offering, which Unit Purchase Option consists of (i) the right to acquire 175,000 shares of Common Stock, (ii) the right to acquire 175,000 shares of Common Stock upon exercise of the Class A Warrants and (iii) the right to acquire 175,000 shares of Common Stock upon exercise of Class B Warrants (the "Underwriters' Unit Purchase Option"). The remaining shares of Common Stock not issued or reserved for issuance upon exercise of options or warrants may be issued without any action or approval of the Company's stockholders. Although there are no present plans, agreements or undertakings involving the issuance of shares, other than the issuance of shares of common stock and a warrant to purchase common stock to United Leisure in connection with its provision of collateral to support a letter of credit, any such issuance could be used as a method of discouraging, delaying or preventing a change in control of the Company or could dilute the public ownership of the Company. There can be no assurance that the Company will not undertake to issue such shares if it deems it appropriate to do so.

         Underwriters' Unit Purchase Option. The Underwriters' Unit Option is exercisable until April 14, 1999 and entitles the underwriters in the Company's initial public offering to purchase shares of Common Stock at an exercise price of $5.00, shares of Common Stock covered by the Class A Warrants at an exercise price of $6.60 and shares of Common Stock covered by the Class B Warrants at an exercise price of $6.60 per share, subject to adjustment. In addition, the holders of the Underwriters' Unit Purchase Option have the opportunity to profit from a rise in the market price of the Common Stock, if any, without assuming the risk of ownership, with a resulting dilution in the interest of other stockholders. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriters' Unit Purchase Option is outstanding. At any time when the holders thereof might be expected to exercise it, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Underwriters' Unit Purchase Option. The holders of the Underwriters' Unit Purchase Option have the right to require registration under the Securities Act of the Units, the Common Stock, Warrants and the Common Stock issuable upon exercise of the Warrants included in the Underwriters' Unit Purchase Option and have certain "piggyback" registration rights.

         Possible Adverse Effects of Authorization of Preferred Stock. The Company's Restated Certificate of Incorporation authorizes the issuance of a maximum of 3,000,000 shares of Preferred Stock on terms that may be fixed by the Company's Board of Directors without further stockholder action. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the Common Stock. To date, no Preferred Stock has been issued and the Company has no current plans to issue such Preferred Stock. The issuance of such Preferred Stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Common Stock, or otherwise dilute the rights of holders of Common Stock and the market price of the Common Stock.


                                USE OF PROCEEDS

         All of the shares of Common Stock offered hereby are being offered by the Selling Stockholder for its own account. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock being sold by the Selling Stockholder are being sold for its own account. The Company will not receive any of the proceeds from such sales of Common Stock.

         If and when the Shares are sold, it is anticipated that such Common Stock will be sold from time to time primarily in transactions on the Nasdaq SmallCap Market or any other exchange on which the Common Stock is listed, at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise, at prices related to such prevailing market price or otherwise. If Shares are sold through brokers, the Selling Stockholder may pay customary brokerage commissions and charges. The Selling Stockholder may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholder and any broker-dealers that act in connection with the sale of the Shares hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of Shares as principal might be deemed to be underwriting discounts and commissions under the 1933 Act.

         The Selling Stockholder has advised the Company that, during such times as the Selling Stockholder may be deemed to be engaged in a distribution of the Company's Common Stock, and therefore deemed an "underwriter" under the 1933 Act, it will comply with Rules 10b-6 and 10b-7 under the 1934 Act and will, among other things: (i) not engage in any stabilization activities in connection with the Company's securities; (ii) furnish each broker through which Shares may be offered copies of this Prospectus, as may be amended from time to time, as requested by a broker; and (iii) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the 1934 Act.

         There can be no assurances that the Selling Stockholder will sell any or all of the Shares offered hereunder.

                              SELLING STOCKHOLDER

         The following table sets forth the name of the Selling Stockholder, the number of shares of the Company's Common Stock beneficially owned by the Selling Stockholder, the number of shares that may be sold by the Selling Stockholder in this Offering, and the number of shares of Common Stock to be owned by the Selling Stockholder, and the percentage of Common Stock to be owned by the Selling Stockholder, assuming all of the shares of Common Stock are sold in this Offering.

                                        Before Offering                            After Offering
                            ------------------------------------          --------------------------------
                               Number of             Number of              Number of
                                 Shares              Shares to               Shares            Percent of
                             Beneficially            be sold in           Beneficially        Outstanding
                                 Owned(1)             Offering                Owned              Shares
                            ---------------        -------------           -----------        -----------
 H & H Restaurant          1,066,000(3)                 1,066,000(3)                0                   0%
 Holding Corporation(2)

(1) As of October 1, 1996, there were 6,262,500 shares of Common Stock outstanding.

(2) H&H Restaurant Holding Corporation, a Delaware corporation, is owned and controlled by Clarinda Investments, Inc., a corporation owned and controlled by Harvey Bibicoff, a director of the Company ("Clarinda Investments").

(3) Does not include an additional 315,000 shares owned by Clarinda Investments, Inc.

         Prior to November 1, 1996 the Selling Stockholder was owned 50% by Harry Shuster, the President, Chief Executive Officer and Chairman of the Board of the Company and 50% by Clarinda Investments. Effective November 1, 1996, Harry Shuster transferred all of his interest in the Selling Stockholder to Clarinda Investments.

                                    EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB of the Company for the year ended September 30, 1995 have been incorporated in reliance on the report of Hollander, Gilbert & Co., independent certified public accountants, given upon the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Richman, Lawrence, Mann, Greene, Chizever, Friedman & Phillips, Beverly Hills, California.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is a schedule of the estimated expenses (all of which will be borne by the Company) incurred in connection with the offering of the securities registered hereby, other than underwriting discounts and commissions, if any. All of the amounts shown are estimates, except the SEC Registration Fee.

         Sec registration fee . . . . . . . . . . . . . .    $   482.46
         Blue Sky fees and expenses . . . . . . . . . . .      2,000
         Accounting fees and expenses . . . . . . . . . .      5,000
         Legal fees and expenses  . . . . . . . . . . . .     10,000
         Miscellaneous  . . . . . . . . . . . . . . . . .      2,500
                                                             ----------
         Total  . . . . . . . . . . . . . . . . . . . . .    $19,982.46
                                                             ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Article SEVENTH of the Company's Restated Certificate of Incorporation, filed in the Office of the Secretary of State of the State of Delaware on August 31, 1993, provides for the elimination of personal liability of a Director to the corporation or its stockholders for monetary damages for the breach of the Director's fiduciary duty to the full extent allowable under Section 102(b)(7).

         Section 145 of the General Corporation Law of the State of Delaware grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article VI of the Company's Bylaws, provides for indemnification of such persons to the full extent allowable under applicable law. In addition, the Company has entered into Indemnity Agreements with each of its Directors, which generally provide contractual indemnity protection which is coextensive with the indemnity provisions of the General Corporation Law of the State of Delaware and the Company's Bylaws.

ITEM 16.  EXHIBITS.

         See the Exhibit Index which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"):

                          (ii) To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation, By-Laws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection which the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 11th day of November 11, 1996.


                                   UNITED RESTAURANTS, INC.


                                   By /s/     HARRY SHUSTER
                                     ------------------------------------
                                              Harry Shuster
                                           Chairman of the Board,
                                     President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry Shuster and Harvey Bibicoff, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instructions he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on this 11th day of November, 1996.

      SIGNATURE                                       TITLE
      ---------                                       -----
/s/ Harry Shuster                             Chairman of the Board,
-----------------------------------       President and Chief Executive
     Harry Shuster                       Officer (Executive and Principal
                                         Financial Officer) and Director



/s/ Harvey Bibicoff                                  Director
-----------------------------------
    Harvey Bibicoff


/s/ Stanley Shuster                             Vice President and
-----------------------------------                  Director
    Stanley Shuster


                                 EXHIBIT INDEX

Exhibit
  No.                                                 Description                                                       Page No.
(3)-1       Restated Certificate of Incorporation of the Company, filed in the office of the Secretary of
            State of the State of Delaware, filed as Exhibit (3)-1 to the Company's Registration Statement
            on Form SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(3)-2       Bylaws of the Company, filed as Exhibit (3)-2 to the Company's Registration Statement on Form
            SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(4)-1       Warrant Agreement, dated April 20, 1994, between the Company and OTR, Inc., filed as Exhibit
            (4)-1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30,
            1994, is hereby incorporated herein by reference.

(4)-2       Form of Underwriters' Unit Purchase Options, Underwriters' Class A Warrant and Underwriters'
            Class B Warrant issued to M. H. Meyerson & Co., Inc. and Biltmore Securities, Inc. and their designees, filed as Exhibit (1)-2 to the Company's Registration Statement on Form SB-2
            (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(5)         Opinion of Richman, Lawrence, Mann, Greene, Chizever, Friedman & Phillips.

(10)-1      Documents related to the Company's Woodland Hills, California Franchise, including Franchise
            Agreement, dated December 16, 1968 between Love's and Porter and Smith, Inc.; Consent to
            Assignment dated January 12, 1982 among Love's, Porter and Smith, Inc., Pardew Corporation,
            Garne, Inc., Ned Garlock, Manzanita Corporation, William R. Martin, John A. Webb and Dennis
            Peterman; Mutual Release  and Settlement Agreement effective as of December 30, 1985 among
            Love's, Pardew Corporation, Garne, Inc. and Manzanita Corporation; Amendment to Franchise
            Agreement, effective as of December 30, 1985, among Love's, Pardew Corporation, Garne, Inc.
            and Manzanita Corporation, and Notice of Extension of Franchise Agreement and Sublease, dated
            May 26, 1993, from Pardew Corporation to Love's, filed as Exhibit (10)-2 to the Company's
            Registration Statement on Form SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-2      Documents related to the Company's Lakewood, California Franchise, including Amendment to
            Franchise Agreement, dated September 1, 1975, between Love's and Pacific Coast Restaurants,
            Inc.; Amendment to Franchise Agreement, dated September 1, 1975, between Love's and Pacific
            Coast Restaurants, Inc.; Mutual Release and Settlement Agreement, effective as of December 30,
            1985, between Love's and Pacific Coast Restaurants, Inc.; and Amendment to Franchise
            Agreement, effective as of December 30, 1985 between Love's and Pacific Coast Restaurants,
            Inc., filed as Exhibit (10)-4 to the Company's Registration Statement on Form SB-2
            (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-3      Documents related to the Company's Brea, California Franchise, including Amended Franchise
            Agreement, dated August 29, 1975, among Love's, William R. Barbour, Leroy M. Donahue and
            Thomas F. Patten; Amendment to Franchise Agreement, effective December 30, 1985, between
            Love's and BDP Enterprises; Mutual Release and Settlement Agreement, effective as of December
            30, 1985, between Love's and BDP Enterprises; and Consent to Assignment, dated October 31,
            1988, among BDP Enterprises Corp., Leroy M. Donahue, Thomas F. Patten and Galaxy Golden, Inc.,
            Fung Ying Yong, Yim Ching Yong, Vincent Winghong Cheung and Love's, filed as Exhibit (10)-7 to the Company's Registration Statement on Form SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-4      Documents related to the Company's West Covina, California Franchise, including Agreement dated December 24, 1968, between Love's and Garvey Enterprises, Inc.; Mutual Release and
            Settlement Agreement, effective as of December 30, 1985, between Love's and Garvey
            Enterprises, Inc.; Amendment to Franchise Agreement, effective as of December 30, 1985, between Love's and Garvey Enterprises, Inc.; and Agreement, dated April 24, 1978, between
            Love's and Garvey Enterprises, Inc., filed as Exhibit (10)-8 to the Company's Registration
            Statement on Form SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-5      Documents related to the Company's Northridge, California Franchise, including Franchise
            Agreement, dated December 6, 1967, between Love's and Capital Restaurants, Inc.; Amendment to
            Franchise Agreement, dated March 31, 1977, between Love's and Capital Restaurants, Inc.;
            Mutual Release and Settlement Agreement, effective as of December 30, 1985, between Love's and
            Capital Restaurants, Inc.; Amendment to Franchise Agreement, effective as of December 30,
            1985, between Love's and Capital Restaurant Corporation; Consent to Assignment, dated November
            17, 1986, among Love's, Capital Restaurants, Inc., Amore's Restaurant, Inc., Anthony and
            Barbara Gentile and Ramon and Paula Antelo; and Amendment to Consent to Assignment, effective
            July 1, 1993, between Love's and Amore's

            Restaurant, Inc., filed as Exhibit (10)-9 to the Company's Registration Statement on Form
            SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-6(a)   Documents related to the Company's Rosemead, California Franchise, including Amended Franchise
            Agreement dated August 29, 1975, between Love's and Alexander Jocic; Assignment and Assumption
            Agreement, dated December 14, 1984, among Love's, Alexander Jocic, Kwan Lee and Joseph Dopico;
            Amendment to Franchise Agreement, effective as of December 30, 1985, among Love's, Kwan Lee and Joseph Dopico; and Amendment to Franchise Agreement, effective as of December 30, 1985, among Love's, Kwan Lee and Joseph Dopico, filed as Exhibit (10)-14 to the Company's
            Registration Statement on Form SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-6(b)   Consent to Assignment and Assumption Agreement dated October 8, 1993, by and among Joseph
            Dopico and Kwan Lee, Zaks Restaurant Management, Inc., Mohd Q. Khan, MD, William P. Liu,
            Rasheed Z. Khan and Love's Enterprises, Inc., filed as Exhibit (10)-6(b) to the Company's Form
            10-KSB for the fiscal yar ended September 30, 1995, is hereby incorporated by reference.

(10)-7      Documents related to the Company's Riverside Franchise, including Amended Franchise Agreement, dated August 29, 1975, between Love's and James A. Barr; Consent to Assignment, dated December
            1, 1982, among James A. Barr, Philbarr Enterprises, Inc., Desert Country Enterprises, Inc.,
            Robert Waite and Love's; Mutual Release and Settlement Agreement, effective December 30, 1985, among Love's, Desert Country Enterprises, Inc. and Robert M. Waite; Amendment to Franchise
            Agreement, effective December 30, 1985, among Love's, Desert Country Enterprises, Inc. and
            Robert M. Waite; and Consent to Assignment, dated February 23, 1988, among Love's, Desert
            Country Enterprises, Inc., Willstar, Inc., Robert M. Waite, Ronald B. J. Williams and Yomei
            Williams, filed as Exhibit (10)-15 to the Company's Registration Statement on Form SB-2
            (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-8      Documents related to the Lease and Sublease of the Company's Woodland Hills Franchise,
            including Lease, dated August 17, 1988, among John H. Lee, Ida Helen Lee and Love's; Sublease, dated December 16, 1968, between Love's and Porter and Smith, Inc.; Sublease and Franchise
            Extension Agreement, dated August 10, 1988, among Love's, Pardew Corporation, Garne, Inc. and
            Manzanita Corporation and John A. Webb; and Notice of Renewal of Lease, dated June 18, 1993, from Love's to John H. Lee and Ida H. Lee, filed as Exhibit (10)-17 to the Company's
            Registration Statement on Form SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-9      Documents related to the Lease and Sublease of the Company's Lakewood Franchise, including
            Lease, dated December 27, 1968, between Lakewood Commercial Enterprises, Inc., L-E
            Enterprises, Inc. and Love's; First Amendment to lease, dated July 10, 1974, between Lakewood
            Commercial Enterprises, Inc. and Love's; Second Amendment to Lease, dated as of September 1,
            1977, between Lakewood Mall Shopping Center Company and Love's; Sublease, dated March 31,
            1969, between Love's and Pacific Coast Restaurants, Inc.; Amendment to Sublease, dated
            September 1,1975, between Love's and Pacific Coast Restaurants, Inc.; Equipment Lease
            Agreement, dated September 1, 1970, between Love's and Pacific Coast Restaurants, Inc.; and
            Amendment to Equipment Lease, dated September 1, 1975, between Love's and Pacific Coast
            Restaurants, Inc., filed as Exhibit (10)-19 to the Company's Registration Statement on Form
            SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-10     Documents related to the Lease and Sublease of the Company's West Covina, California
            Franchise, including Agreement of Lease, dated October 10, 1968, among Joseph K. Eichenbaum,
            Ben Weingart, L-E Enterprises, Inc. and Love's; Amended Main Lease, dated October 10, 1968, among Joseph K. Eichenbaum, Ben Weingart, L-E Enterprises, Inc. and Love's; Sublease, dated
            December 24, 1968, between Love's and Garvey Enterprises, Inc.; Amendment to Lease, dated
            December 25, 1970, among Joseph K. Eichenbaum, Ben Weingart, L-E Enterprises, Inc. and Love's;
            Second Amendment to Lease, dated June 28, 1974, among Joseph K. Eichenbaum, Ben Weingart and
            Love's; and Third Amendment to Lease, dated September 7, 1978, among Joseph K. Eichenbaum,
            Trustee, and Love's, filed as Exhibit (10)-22 to the Company's Registration Statement on Form
            SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-11     Documents related to the Lease and Sublease of the Company's Northridge, California Franchise,
            including the Lease, dated December 10, 1966, between Fraser, Boise, Inc., L-E Enterprises,
            Inc. and Love's, with accompanying letter dated July 20, 1993, reflecting the termination of such lease and the lease by the landlord of the premises to Barbara and Sonny Gentile and
            Amore's Restaurant, Inc.; and Sublease, dated December 6, 1967, between Love's and Capital
            Restaurants, Inc., filed as Exhibit (10)-23 to the Company's Registration Statement on Form
            SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-12     Documents related to the Lease and Sublease of the Company's Century City/Beverly Hills
            California Store, including Lease, dated March 9, 1988, between Robert E. Burch, Trustee, and
            Love's, as amended by letter of April 15, 1988, signed by Love's, filed as Exhibit (10)-27 to the Company's Registration Statement on Form
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            SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-13     Documents related to the Lease and Sublease of the Company's Riverside, California Franchise,
            including Lease Agreement dated February 29, 1972, among G. Lamar Fawcett, William S. Wixson and Love's; Amendment to Lease, dated June 15, 1972, between Security Pacific National Bank, as trustee, and Love's; Notice of Exercise of Option with respect thereto; Lease, dated April
            4, 1972, between Love's and James A. Barr; Sublease, dated April 4, 1972, between Love's and
            James A. Barr; Amendment to Sublease, dated October 1, 1992, between Love's, Willstar, Inc.,
            Ronald B. J. Williams and Yomei Williams; and Amendment to Equipment Lease Agreement, dated
            October 1, 1992, among Love's Willstar Company, Inc., Ronald B. J. Williams and Yomei
            Williams, filed as Exhibit (10)-30 to the Company's Registration Statement on Form SB-2
            (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-14     Documents related to the Lease and Sublease of the Company's Tucson, Arizona Franchise,
            including Lease, dated March 1, 1972, between Willen Corporation and Love's; Amendment, dated
            May 22, 1972, between Willen Corporation and Love's; Notice of Exercise of Option with respect thereto; Sublease Agreement, dated March 27, 1991, between Love's and Jerry's Restaurant,
            Inc.; and Notice of Exercise of Option with respect thereto, filed as Exhibit (10)-31 to the
            Company's Registration Statement on Form SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-15     Documents related to the Lease of the Company's former Laguna Hills, California Franchise, including Lease, dated November 14, 1977, between Lloyd's Bank California, Trustee, Lawrence
            J. Sork and Joel C. Thompson; Amendment to Lease, dated May 11, 1979, among Lloyd's Bank
            California, Trustee, Lawrence J. Sork, Joel C. Thompson and Love's; Second Amendment to Lease,
            dated August 24, 1979, among Lloyd's Bank California, Trustee, Lawrence J. Sork, Joel C.
            Thompson and Love's; Assignment and Amendment of Lease, dated August 9, 1981, between Lloyd's
            Bank California, Trustee, Lawrence J. Sork, Joel C. Thompson and Love's Agreement re: Lease
            Commencement Date and Minimum Rent, dated May 14, 1979, among Lloyd's Bank California,
            Trustee, Lawrence J. Sork, Joel C. Thompson and Love's; Revised Agreement re: Lease
            Commencement Date and Minimum Rents, dated August 24, 1979, among Lloyd's Bank California,
            Trustee, Lawrence J. Sork, Joel C. Thompson and Love's; and Assignment of Lease, dated August
            7, 1986, among Lloyd's Bank California, Trustee, Lawrence J. Sork, Joel C. Thompson, Love's,
            IHOP Corp., Salvador Avila and Salvador Avila, Sr., filed as Exhibit (10)-32 to the Company's
            Registration Statement on Form SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.
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(10)-16     Documents related to the Lease of the Company's San Bernardino California Store, including
            Lease, dated October 2, 1972, among G. Lamar Fawcett, William S. Wixson and Love's; and Notice
            of exercise of option with respect thereto, filed as part of Exhibit (10)-33 to the Company's
            Registration Statement on Form SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-17     Documents related to the Company's former Huntington Beach, California location, including
            Lease, dated September 17, 1990, between Brookhurst Limited and Love's with respect to Love's
            Huntington Beach franchise; Installment Note, dated December 3, 1990, executed by Love's in favor of H & G Restaurant Properties, Inc.; Security Agreement, dated December 3, 1990, between Love's and H & G Restaurant Properties, Inc.; and Assumption of Real Property Lease
            and Lease of Furnishings, Fixtures and Equipment, dated August 13, 1993, between Love's and
            Huntington Beach Market Broiler, filed as Exhibit (10)-34 to the Company's Registration
            Statement on Form SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-18     Shopping Center lease, dated March 30, 1995, between Love's Enterprises, Inc. and University
            National Bank & Trust Company, a California corporation, not personally but as Ancillary
            Trustee under Trust Agreement, dated as of October 15, 1990, with respect to the Company's
            Westchester restaurant, filed as Exhibit (10)-18 to the Company's Form 10-KSB for the fiscal year ended September 30, 1995, is incorporated herein by reference.

(10)-19     Territory Franchise Agreement, dated October 31, 1966, among Love's, Irving Malashock and
            Daniel F. Smith, relating to the Company's San Diego, California area franchises, filed as
            Exhibit (10)-37 to the Company's Registration Statement on Form SB-2 (Registration No.
            33-68252-LA), is hereby incorporated herein by reference.

(10)-20     Consulting Agreement, dated as of June 1, 1993, between the Company and Harry Shuster, filed as Exhibit (10)-38 to the Company's Registration Statement on Form SB-2 (Registration No.
            33-68252-LA), is hereby incorporated herein by reference.

(10)-21     Form of Indemnity Agreement entered into by the Company with each of its Directors, filed as
            Exhibit (10)-39 to the Company's Registration Statement on Form SB-2 (Registration No. 33-
            68252-LA), is hereby incorporated herein by reference.

(10)-22     Stock Purchase Agreement, dated as of February 4, 1994, between Chicken & Ribs, Inc. and H & H
            Restaurant Holding Corporation and related Promissory Note, filed as Exhibit (10)-40 to the
            Company's Registration Statement on Form SB-2
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            (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-23     Amendment No. 1, dated March 24, 1994, to Stock Purchase Agreement dated as of February 4,
            1994, between Chicken & Ribs, Inc. and H & H Restaurant Holding Corporation, filed as Exhibit
            (10)-41 to the Company's Registration Statement on Form SB-2 (Registration No. 33-68252-LA),
            is hereby incorporated herein by reference.

(10)-24     Amendment No. 2 to Stock Purchase Agreement, dated as of April 4, 1994, between Chicken &
            Ribs, Inc. and H & H Restaurant Holding Corporation, filed as Exhibit (10)-34 to the Company's
            Annual Report on Form 10-KSB for the fiscal year ended September 30, 1994, is hereby incorporated by reference.

(10)-25     Note Modification and Extension Agreement, dated as of January 21, 1995, between H & H
            Restaurant Holding Corporation and Chicken & Ribs, Inc., as filed as Exhibit (10)-25 to the
            Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995, is hereby incorporated by reference.

(10)-26     Territory Rights Agreement, dated August 22, 1994, between Love's Enterprises, Inc. and PT
            Transpacific Ekagraha, filed as Exhibit (10)-29 to the Company's Annual Report on Form 10-KSB
            for the fiscal year ended September 30, 1994, is hereby incorporated by reference.

(10)-27     Stock Option Agreement, dated September 21, 1994, as amended, between the Company and Arnold
            Wasserman covering 25,000 shares of the Common Stock, par value $.01 per share, of the
            Company, as filed as Exhibit (10)-27 to the Company's Annual Report on Form 10-KSB for the
            fiscal year ended September 30, 1995, is hereby incorporated by reference.

(10)-28     Village on Canon Lease, dated July 1, 1994, between Pinkwood Properties Corp. and the Company, filed as Exhibit (10)-37 to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1994, is hereby incorporated by reference.

(10)-29     Lease Agreement dated November 1, 1985, between II Forno, Inc. and Ocean Park Place, filed as
            Exhibit (10)-38 to the Company's Annual Report on Form 10-KSB for the fiscal year ended
            September 30, 1994, is hereby incorporated by reference.

(10)-30     Lease Agreement dated September 1, 1989, between II  Forno, Inc. and Ocean Park Place, as amended, filed as Exhibit (10)-39 to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1994, is hereby incorporated by reference.
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(10)-31     Standard Office Lease dated December 20, 1991, between Joseph Suceveanu (on behalf of II
            Forno, Inc.) and Ocean Park Place, filed as Exhibit (10)-40 to the Company's Annual Report on
            Form 10-KSB for the fiscal year ended September 30, 1994, is hereby incorporated by reference.

(10)-32     Lease Agreement, dated December 1, 1994, between 1990 Westwood Boulevard and United
            Restaurants, Inc., with respect to the Company's corporate offices, Filed as Exhibit (10)-32 to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995, is hereby incorporated by reference.

(10)-33     Documents related to the Company's Garden Grove, California Franchise, including Franchise
            Agreement, dated May 25, 1970, between the Company and Orange Coast Restaurants, Inc.;
            Assignment and Consent to Assignment, dated June 18, 1973, among the Company, Orange Coast
            Restaurants, Inc. and James Ronis; Amended Franchise Agreement, dated August 29, 1975, between the Company and James Ronis; Mutual Release and Settlement Agreement, effective as of December
            30, 1985, between the Company and James Ronis; and Amendment to Franchise Agreement, effective as of December 30, 1985, between the Company and James Ronis, filed as Exhibit (10)-12 to the
            Company's Registration Statement on Form SB-2 (Registration No. 33-68252-LA), is hereby incorporated herein by reference.

(10)-34     Consent to Assignment and Assumption Agreement dated January 31, 1995 by and among James G.
            Ronis Enterprises, Ltd., James G. Ronis, Deborah P. Miller and Love's Enterprises, Inc. with respect to Love's Garden Grove Franchise.

(10)-35     Agreement of Lease, dated September 16, 1996, between 666 Fifth Avenue Limited Partnership and
            Grand Havana Room -- New York, Inc.

(10)-36     Agreement for Purchase and Sale of Stock dated September 20, 1996 by and among the Company and
            Joseph Suceveanu and Domenico Salvatore.

(10)-37     Additional documents related to the Company's City of Brea Love's Franchise, including 1996
            Extension of Franchise Agreement dated April 15, 1996, and Consent to Assignment and
            Assumption Agreement dated April 15, 1996, by and among Love's Galaxy Golden, Inc., Fung Ying
            Yong, Yim Ching Yong, Vincent Winghong Cheung and Deborah P. Miller.

(10)-38     Additional documents related to the Company's City of Rosemead Love's Franchise, including
            Extension of Franchise Agreement dated January 1, 1996, and 1996 Consent to Assignment dated as of January 1, 1996 by and among Love's, Rasheed Z. Khan, Zaks Restaurant Management, Inc.
            and Meena Khan.
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(10)-39     Office Building Lease dated August 23, 1996, by and between Writ Limited Partnership and the
            Company, T/A Grand Havana Room.

(10)-40     Financing Agreement dated September 10, 1996 by and between the Company and Untied Leisure
            Corporation.

(23)-1      Consent of Richman, Lawrence, Mann, Greene, Chizever, Friedman and Phillips (included in
            Exhibit 5).

(23)-2      Consent of Hollander, Gilbert & Co., independent public accountants.

(24)        Powers of Attorney (included on the signature page in Part II of this Registration Statement).
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